U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 28, 1997
(Date of Report)

   0-19228
(Commission File Number)

EAGLE BANCORP, INC.
(Exact name of small business issuer as specified in its charter)

         GEORGIA
(State of Incorporation)

58-1860526
(I.R.S. Employer Identification No.)

335 South Main Street, Statesboro, Ga.                        30458
(Address of principal executive officers)                      (Zip Code)

(912)-764-8900
(Registrant's telephone number)


Item 4.   Changes in Registrant's Certifying Accountant

     At a meeting held on January 21, 1997, the Board of Directors and Audit committee of Eagle Bancorp, Inc. ( the "Company") approved the engagement of Tiller, Stewart & Company, LLC as its independent auditors for the year ending December 31, 1997, to replace the firm of KPMG Peat Marwick, LLP. The engagement of Tiller, Stewart, & Company LLC will become effective as of March 31, 1997 which will permit the completion of the audit of the Company's consolidated financial statements as of and for the year ended December 31, 1996 by KPMG Peat Marwick LLP and the issuance of their report thereon.

     The reports of KPMG Peat Marwick LLP on the consolidated financial statements of Eagle Bancorp, Inc. and subsidiary as of and for the years ended December 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to engage Tiller, Stewart, & Company, LLC was made because of lower proposed professional fees by this successor firm.

     In connection with the audits of the consolidated financial statements as of and for the years ended December 31, 1995 and 1994, and the subsequent interim period through January 21, 1997, there were no disagreements with KPMG Peat Marwick LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused KPMG Peat Marwick LLP to make reference to the matter in their report.

     The Company has requested KPMG Peat Marwick LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. Such letter will be filed by amendment.

     None of the "reportable events" described in item 304(a)(1)(V) occurred with respect to the Company within the last two fiscal years and subsequent interim period to the date hereof.

     Effective January 21, 1997, the Company's Board of Directors approved the appointment of Tiller, Stewart & Company, LLC as its principal accountants with an effective engagement date of March 31, 1997. During the last two years and subsequent interim period to the date hereof, the Company did not consult Tiller, Stewart & Company regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of regulation S-K.

                                           SIGNATURES


     Pursuant to the requirements of Section 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



     EAGLE BANCORP, INC.
      (Registrant)

     Date: January 28, 1997

     By: /S/
     Andrew M. Williams, III
     President